UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2007
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51663	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 7 - REGULATION FD

Item 7.01          Regulation FD Disclosure.

Uranium Energy Corp. (the "Company") is a Nevada company with its shares of common stock registered under Section 12(g) of the Unites States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the "SEC"). The Company also became a reporting issuer in the Province of British Columbia, Canada, on March 5, 2007, and since then is required to file with the British Columbia Securities Commission (the "BCSC"), the securities regulatory authority in the Province of British Columbia, Canada, the continuous disclosure documents that it files with the SEC. At 5:30 p.m. (PST) on June 7, 2007, the Company received a cease trade order (the "CTO") from the BCSC, which is limited to the Province of British Columbia, for not filing a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") respecting its material property interests and for not disclosing historical mineral resources in its annual report. Under SEC rules, disclosure of historical resources in an annual or other report is prohibited. As a consequence of the CTO the Company is now in communication with the BCSC in order to determine the exact manner in which the Company is able to satisfy the requirements of NI 43-101, as required by the parameters as set forth for foreign issuers under Canadian National Instrument 71-102 Continuous Disclosure and Other Exemptions relating to Foreign Issuers.

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SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell Company Transaction.

Not applicable.

(d)       Exhibits.
Exhibit	Exhibit Description
10.1	June 7, 2007, cease trade order of the British Columbia Securities Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 8, 2007.	URANIUM ENERGY CORP. By: "Amir Adnani"__________________________ Name: Amir Adnani Title: President, Chief Executive Officer, Principal Executive Officer and a director